Exhibit 99.1
*** FOR IMMEDIATE RELEASE ***
Saia, Inc. Reports Second-Quarter 2008 Earnings
Revenues were $276 million, an increase of 9% over prior-year quarter
JOHNS CREEK, Ga. — July 25, 2008 — Saia, Inc. (NASDAQ: SAIA), a leading multi-regional less-than-truckload (LTL) carrier, today reported second-quarter 2008 results.
Second-Quarter 2008 Compared to Second-Quarter 2007 Results from Continuing Operations
•	Revenues were $276 million, an increase of 9 percent over the prior-year quarter.

•	Operating income was $10.9 million compared to $14.6 million in the prior-year quarter.

•	Earnings per share were $0.46 vs. $0.51 in the prior-year quarter.

o Includes recognition of an alternative fuel tax credit related to prior periods of $0.10 per share.

•	Operating ratio was 96.1 vs. 94.2 in the prior-year quarter.

•	LTL Tonnage was down 1.9 percent from the prior-year quarter as LTL shipments were down 2.6 percent with a 0.7 percent increase in weight per shipment.

•	LTL yield was up 10.8 percent over the prior-year quarter primarily due to the impact of higher fuel surcharges and longer length of haul.
“Second quarter margins declined compared to the prior-year quarter primarily due to the weak shipping environment with expenses further impacted by escalating fuel cost and pricing pressure. We continue to address the current challenging environment through Saia specific initiatives including increased marketing efforts and growth in synergy revenue,” said Rick O’Dell, president and chief executive officer.
“In spite of a challenging environment, we improved our operating ratio by three points compared to the seasonally weak first quarter. We gained traction in our cost initiative projects, particularly in linehaul and dock operations. Our safety performance also showed continued improvement and reduced severity.
“While I am pleased with this improvement compared to first-quarter results, there is still work to be done. We believe Saia is well positioned to take advantage of any future industry consolidations and an improving economy. In the meantime, Saia’s 8,400 dedicated employees remain focused on cost initiatives to improve profits while providing unparalleled customer satisfaction as defined by our six customer service indicators,” continued O’Dell.

Saia, Inc. Second-Quarter 2008 Earnings

Year-to-Date 2008 Results from Continuing Operations Compared to Year-to-Date 2007
•	Revenues were $525 million compared to $485 million in the prior-year period.

•	Operating income was $12.9 million compared to $21.6 million in the prior-year period.

•	Net income was $5.4 million compared to $10.4 million in the prior-year period.

•	Earnings per share were $0.40 compared to $0.72 in the prior-year period.
Financial Position and Capital Expenditures
Total debt was $160 million at June 30, 2008. Net the Company’s $5.6 million cash balance at quarter end, net debt to total capital was 42.8 percent.
Net capital expenditures from continuing operations for the six months ended June 30, 2008 were $19.9 million. This compares to $28.5 million in the prior-year period. Anticipated capital expenditures for the year are approximately $35 million.
Discontinued Operations
In the quarter, the Company recorded expenses of $872 thousand net of the tax effect, or $0.06 per share, as discontinued operations for liabilities from indemnification obligations related to the 2006 sale of a former subsidiary.
Conference Call
The Company will hold a conference call to discuss these results today at 11:00 a.m. Eastern Time. To participate in the call, please dial 1-877-558-9192 or dial 706-758-1748 for international calls and use conference ID # 55217929. Callers should dial in five to ten minutes in advance of the conference call. This call will be webcast live via the Company web site at www.saia.com and will be archived on the site. A replay of the call will be available two hours after the completion of the call through July 31, 2008. The replay is available by dialing 1-800-642-1687 or 706-645-9291.
The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
Saia, Inc. (NASDAQ: SAIA) is a less-than-truckload provider of regional, interregional and guaranteed services covering 34 states. With headquarters in Johns Creek, Georgia and a network of 147 terminals, Saia employs 8,400 people. For more information, visit the Investor Relations section at www.saia.com.
The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Saia, Inc. Second-Quarter 2008 Earnings

Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe,” “should” and similar words or expressions are intended to identify forward-looking statements. Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; integration risks; indemnification obligations associated with the sale of Jevic Transportation, Inc.; the effect of ongoing litigation including class action lawsuits; cost and availability of qualified drivers, fuel, purchased transportation, property, revenue equipment and other operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with legislation requiring companies to evaluate their internal control over financial reporting and Homeland Security; dependence on key employees; inclement weather; labor relations; effectiveness of company-specific performance improvement initiatives; competitive initiatives and pricing pressures, including in connection with fuel surcharges; terrorism risks; self-insurance claims, equity-based compensation and other expense volatility; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.
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CONTACT:	Saia, Inc.
Renée McKenzie, Treasurer
RMcKenzie@Saia.com
678.542.3910

Saia, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30,	December 31,
	2008	2007
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$5,565	$6,656
Accounts receivable	127,690	107,116
Prepaid expenses and other	52,504	37,837

Total current assets	185,759	151,609

PROPERTY AND EQUIPMENT:
Cost	609,641	596,357
Less: Accumulated depreciation	242,229	227,585

Net property and equipment	367,412	368,772

GOODWILL AND OTHER ASSETS	39,818	40,202

Total assets	$592,989	$560,583

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and checks outstanding	$62,632	$42,732
Wages and employees’ benefits	36,790	32,862
Other current liabilities	48,322	38,138
Current portion of long-term debt	15,188	12,793

Total current liabilities	162,932	126,525

OTHER LIABILITIES:
Long-term debt	144,682	160,052
Deferred income taxes	54,661	55,961
Claims, insurance and other	24,717	17,393

Total other liabilities	224,060	233,406

SHAREHOLDERS’ EQUITY:
Common stock	13	13
Additional paid-in capital	171,379	170,260
Deferred compensation trust	(2,859)	(2,584)
Retained earnings	37,464	32,963

Total shareholders’ equity	205,997	200,652

Total liabilities and shareholders’ equity	$592,989	$560,583

Saia, Inc.
Consolidated Statements of Operations
For the Quarter and Six Months Ended June 30, 2008 and 2007
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months
	2008	2007	2008	2007
OPERATING REVENUE	$276,050	$252,762	$525,380	$484,589

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	136,871	135,237	270,218	265,042
Purchased transportation	21,704	19,073	40,688	35,240
Fuel, operating expenses and supplies	79,940	55,910	146,413	106,304
Operating taxes and licenses	9,083	8,762	18,046	17,083
Claims and insurance	7,474	9,463	16,919	18,261
Depreciation and amortization	10,375	9,796	20,542	18,816
Operating gains, net	(267)	(58)	(299)	(223)
Integration charges	—	—	—	2,427

Total operating expenses	265,180	238,183	512,527	462,950

OPERATING INCOME	10,870	14,579	12,853	21,639

NONOPERATING EXPENSES:
Interest expense	3,102	2,352	6,288	4,557
Other, net	(30)	(128)	67	(279)

Nonoperating expenses, net	3,072	2,224	6,355	4,278

INCOME BEFORE INCOME TAXES	7,798	12,355	6,498	17,361
Income tax provision	1,593	4,951	1,127	6,936

INCOME FROM CONTINUING OPERATIONS	6,205	7,404	5,371	10,425
Loss from discontinued operations, net	(872)	—	(872)	—

NET INCOME	$5,333	$7,404	$4,499	$10,425

Average common shares outstanding — basic	13,290	14,135	13,294	14,186

Average common shares outstanding — diluted	13,484	14,405	13,480	14,459

Basic earnings per share-continuing operations	$0.47	$0.52	$0.40	$0.73
Basic loss per share-discontinued operations	(0.07)	—	(0.07)	—

Basic earnings per share	$0.40	$0.52	$0.34	$0.73

Diluted earnings per share-continuing operations	$0.46	$0.51	$0.40	$0.72
Diluted loss per share-discontinued operations	(0.06)	—	(0.06)	—

Diluted earnings per share	$0.40	$0.51	$0.33	$0.72

Saia, Inc.
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2008 and 2007
(Amounts in thousands)
(Unaudited)

	2008	2007
OPERATING ACTIVITIES:
Net cash from operating activities-continuing operations	$30,823	$19,855
Net cash from (used in) operating activities-discontinued operations	717	(117)

Net cash from operating activities	31,540	19,738

INVESTING ACTIVITIES:
Acquisition of property and equipment	(20,614)	(29,002)
Proceeds from disposal of property and equipment	994	487
Acquisition of business	—	(2,344)

Net cash used in investing activities	(19,620)	(30,859)

FINANCING ACTIVITIES:
Proceeds from long-term debt	25,000	12,916
Repayment of long-term debt	(38,011)	(1,401)
Repurchase of common stock	—	(5,408)
Proceeds from stock option exercises	—	624

Net cash from (used in) financing activities	(13,011)	6,731

NET DECREASE IN CASH & CASH EQUIVALENTS	(1,091)	(4,390)
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	6,656	10,669

CASH & CASH EQUIVALENTS, END OF PERIOD	$5,565	$6,279

Saia, Inc.
Financial Information
For the Quarter Ended June 30, 2008 and 2007
(Amounts in thousands)
(Unaudited)

					Second Quarter
		Second Quarter		%	Amount/Workday		%
		2008	2007	Change	2008	2007	Change
Workdays					64	64

Operating ratio		96.1	94.2

F/S Revenue	LTL	255,352	235,006	8.7	3,989.9	3,672.0	8.7
	TL	20,698	17,756	16.6	323.4	277.4	16.6
	Total	276,050	252,762	9.2	4,313.3	3,949.4	9.2

Revenue excluding	LTL	255,696	235,239	8.7	3,995.2	3,675.6	8.7
revenue recognition	TL	20,726	17,774	16.6	323.9	277.7	16.6
adjustment	Total	276,422	253,013	9.3	4,319.1	3,953.3	9.3

Tonnage	LTL	963	982	(1.9)	15.05	15.34	(1.9)
	TL	203	192	5.6	3.16	3.00	5.6
	Total	1,165	1,174	(0.7)	18.21	18.34	(0.7)

Shipments	LTL	1,735	1,781	(2.6)	27.10	27.83	(2.6)
	TL	27	26	3.2	0.43	0.41	3.2
	Total	1,762	1,807	(2.5)	27.53	28.24	(2.5)

Revenue/cwt.	LTL	13.28	11.98	10.8
	TL	5.12	4.63	10.5
	Total	11.86	10.78	10.0

Revenue/shipment	LTL	147.41	132.07	11.6
	TL	760.63	672.90	13.0
	Total	156.89	139.97	12.1

Pounds/shipment	LTL	1,110	1,102	0.7
	TL	14,867	14,526	2.3
	Total	1,323	1,298	1.9